UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14C INFORMATION
Information Statement Pursuant to Section 14(c) of
the Securities Exchange Act of 1934
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☐	Definitive Information Statement
CLICKNSETTLE.COM, INC.

(Name of Registrant as Specified In Its Charter)
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CLICKNSETTLE.COM, INC.
8899 Beverly Boulevard
Suite 619
Los Angeles, California 90048
Dear Stockholders:
     We are writing to advise you that we intend to amend our Amended and Restated Certificate of Incorporation to change our name from “clickNsettle.com, Inc.” to “Cardo Medical, Inc.” We will take this action by filing with the Delaware Secretary of State a Certificate of Amendment to our Amended and Restated Certificate of Incorporation, which we refer to herein as the Amendment, a copy of which is attached hereto as Annex A.
     The Amendment was approved by our Board of Directors on September 12, 2008. Approval of the Amendment also required the approval of an aggregate of greater than one-half of our issued and outstanding common stock, and was so approved on September 16, 2008 by written consent in lieu of a special meeting of the holders of approximately 60% of our common stock in accordance with the relevant sections of the Delaware General Corporation Law. We will file the Amendment with the Secretary of State of Delaware 20 days after filing and transmitting the accompanying Information Statement to our stockholders (on or about October 19, 2008).
     The actions described in the Information Statement were taken shortly after the consummation of the merger of Cardo Medical, LLC with and into our wholly-owned subsidiary on August 29, 2008, in which Cardo Medical, LLC was the surviving entity, which we refer to herein as the Merger. You can find information regarding the Merger in Item 2.01 of the Current Report on Form 8-K filed by us on September 9, 2008 with the Securities and Exchange Commission, which report is incorporated herein by reference and which we refer to herein as the September Form 8-K.
WE ARE NOT ASKING YOU FOR A PROXY
AND YOU ARE REQUESTED NOT TO SEND US A PROXY.
     No action is required by you. The accompanying Information Statement is furnished only to inform our stockholders of our name change described above before it takes place in accordance with Rule 14c-2 of the Securities Exchange Act of 1934, as amended, and the Delaware General Corporation Law. The Information Statement is first mailed to our stockholders on or about September 29, 2008. The entire cost of furnishing this Information Statement will be borne by us. We will request brokerage houses, nominees, custodians, fiduciaries and other like parties to forward this Information Statement to the beneficial owners of our voting securities held of record by them, and we will reimburse those persons for out-of-pocket expenses incurred in forwarding this material.
     Please feel free to call us at (310) 274-2036 should you have any questions on the enclosed Information Statement. We thank you for your continued interest in our company.
     On behalf of the Board of Directors of clickNsettle.com, Inc.

By:	/s/ Glenn L. Halpryn
Glenn L. Halpryn, Chairman

CLICKNSETTLE.COM, INC.
8899 Beverly Boulevard
Suite 619
Los Angeles, California 90048

INFORMATION STATEMENT REGARDING
ACTION TAKEN BY WRITTEN CONSENT OF
MAJORITY STOCKHOLDERS
IN LIEU OF A SPECIAL MEETING
WE ARE NOT ASKING YOU FOR A PROXY,
AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

     This Information Statement is being furnished to the stockholders of record as of September 19, 2008, of clickNsettle.com, Inc., a Delaware corporation, in connection with the adoption of an amendment to our Amended and Restated Certificate of Incorporation approved by our Board of Directors and by written consent of the holders of a majority of our issued and outstanding common stock in lieu of a special meeting. On September 12, 2008, our Board of Directors approved an amendment to our Amended and Restated Certificate of Incorporation to change our name from “clickNsettle.com, Inc.” to “Cardo Medical, Inc.,” which we refer to herein as the Amendment. The Board of Directors believes that the name change will better reflect the nature of our current and anticipated operations. On September 16, 2008, the Amendment was approved by the holders of approximately 60% of our issued and outstanding common stock, which is in excess of the majority of our issued and outstanding common stock required in accordance with the relevant sections of the Delaware General Corporation Law. The Amendment will become effective on the date of its filing with the Delaware Secretary of State in accordance with the action of our directors and the written consent of holders of a majority in interest of our issued and outstanding common stock.
     The elimination of the need for a meeting of stockholders to approve the actions described in this Information Statement is made possible by Section 228 of the Delaware General Corporation Law, which provides that the written consent of the holders of outstanding shares of voting stock, having not less than the minimum number of votes that would be necessary to authorize or take action at a meeting at which all shares entitled to vote thereon were present and voted, may be substituted for such a meeting. In order to eliminate the costs involved in holding a special meeting, our Board of Directors elected to utilize the written consent of the holders of more than a majority in interest of our voting securities.
     Delaware law requires that we obtain stockholder approval to change our name. Accordingly, we have obtained the written consent of at least a majority of our stockholders approving the name change described above. Pursuant to Section 228 of the Delaware General Corporation Law, we are required to provide prompt notice of the taking of the actions described above without a meeting of stockholders to all stockholders who did not consent in writing to that action. This Information Statement serves as this notice. This Information Statement will be mailed on or about September 29, 2008 to stockholders of record, and is being delivered to inform you of the name change before it takes effect in accordance with Rule 14c-2 of the Securities Exchange Act of 1934, as amended.
     The entire cost of furnishing this Information Statement will be borne by us. We will request brokerage houses, nominees, custodians, fiduciaries and other like parties to forward this Information Statement to the beneficial owners of our voting securities held of record by them, and we will reimburse those persons for out-of-pocket expenses incurred in forwarding this material.
Voting Securities
     Our voting securities are composed of our common stock, par value $0.001 per share, of which 203,360,222 shares were outstanding on September 19, 2008, the record date for the mailing of this Information Statement. The holders of our common stock are entitled to one vote for each outstanding share on all matters submitted to our stockholders.
No Dissenters’ Rights
     No dissenters’ rights are afforded to our stockholders under Delaware law as a result of the adoption of the Amendment.
OUR PRINCIPAL STOCKHOLDERS
     We refer you to the section titled “Principal Stockholders of the Company Prior to Change in Control” of our Schedule 14F-1 Information Statement filed with the Securities and Exchange Commission on September 9, 2008, with respect to the beneficial ownership of the current directors and executive officers of our company prior to the completion of the Merger.
     The following tables set forth information with respect to the beneficial ownership of our outstanding common stock as of August 29, 2008, by (i) each nominee for director of ours, (ii) each named executive officer identified in the Summary Compensation Table in the September Form 8-K, (iii) all nominees for director and nominees for executive officers as a group, and (iv) each stockholder identified as beneficially owning greater than 5% of our common stock. Except as otherwise indicated below, each person named in the tables has sole voting and investment power with respect to all shares of common stock beneficially owned by that person, except to the extent that authority is shared by spouses under applicable law. None of the shares reported below are pledged as security.
     For purposes of the following tables, a person is deemed to be the beneficial owner of securities that can be acquired by that person within 60 days from August 29, 2008 upon exercise of options, warrants and/or other convertible or exercisable securities. Each beneficial owner’s percentage ownership is determined by assuming that options, warrants and other convertible or exercisable securities that are held by that person (but not those held by any other person) and that are convertible or exercisable within the 60-day period have been exercised. The percentage of outstanding common shares has been calculated based upon 203,360,222 shares of common stock outstanding on August 29, 2008. None of the stockholders listed below have any options, warrants or other derivative securities with respect to our common stock that are convertible or exercisable within 60 days from August 29, 2008.

	Shares of Common Stock
	Beneficially Owned
	Number and Nature of
Directors and Officers	Beneficial Ownership	Percent
Andrew A. Brooks, M.D.	61,823,189	30.4%
Mikhail Kvitnitsky	28,916,653	14.2%
Joseph Loggia	—	*
Thomas H. Morgan	7,855,615	3.9%
Ronald N. Richards, Esq	667,205	*
Derrick Romine	667,941	*
Steven D. Rubin	102,821	*
Subbarao Uppaluri, Ph.D.	396,592	*
All directors and executive officers as a group (8 persons)	100,430,016	49.3%

*	Indicates ownership of less than 1%.

	Shares of Common Stock
	Beneficially Owned
	Number and Nature of
5% or More Stockholders (1)	Beneficial Ownership	Percent
Frost Gamma Investments Trust (2)	30,965,196	15.2%

*	Indicates ownership of less than 1%.

(1)	Andrew A. Brooks, M.D. and Mikhail Kvitnitsky also are 5% or more stockholders. See their beneficial ownership information provided in the first table in this section of this Information Statement.

(2)	The business address of Frost Gamma Investments Trust is 4400 Biscayne Boulevard, Suite 1500, Miami, Florida 33137. Phillip Frost, M.D. is the trustee and Frost Gamma Limited Partnership is the sole and exclusive beneficiary of Frost Gamma Investments Trust. Dr. Frost is one of two limited partners of Frost Gamma Limited Partnership. The general partner of Frost Gamma Limited Partnership is Frost Gamma, Inc. and the sole stockholder of Frost Gamma, Inc. is Frost-Nevada Corporation. Dr. Frost is the sole stockholder of Frost-Nevada Corporation.
First Change in Control
     On September 26, 2007, a group of investors led by our current Chairman of the Board, Chief Executive Officer and President, Glenn L. Halpryn of Miami, Florida, and Steven Jerry Glauser of Denver, Colorado, purchased 51.65% of our outstanding common stock from five stockholders pursuant to the terms of a stock purchase agreement of the same date. The total consideration paid for the purchase of the shares from the five stockholders was $585,000. In connection with the purchase of control, we issued 44,921,052 shares of our pre-reverse stock split common stock to these investors (4,492,105 shares after giving effect to a 1-for-10 reverse stock split) in exchange for $1,567,000 for use by us as working capital. Including the unregistered shares issued by us following the purchase of control, these investors beneficially owned 90.75% of our outstanding shares on September 26, 2007. These investors used their personal funds to purchase the shares. Control of our company was previously held by four stockholders, Roy Israel, Carla Israel, Patricia Giuliani-Rheaume and Willem Specht, former officers and directors, and by a fifth stockholder, ISO Investment Holdings, Inc., which stockholders owned in the aggregate 51.65% of our issued and outstanding shares. In connection with the purchase of control, our officers and directors agreed to resign from all offices that they held with us.
Second Change in Control
     Pursuant to the terms of a purchase agreement entered into by us on December 19, 2007, as amended January 31, 2008, on March 19, 2008, we sold to a small group of investors that included Frost Gamma Investments Trust an aggregate of 5,762,448 unregistered shares, which at the time of their sale represented 51% of the outstanding shares of our common stock on a fully diluted basis. The purchase price for these shares was $1,338,100. The source of the purchase price was the personal funds of the purchasers and funds held in trust by Frost Gamma Investments Trust.
Recent Change in Control
     For information regarding the Merger, which was the last change in control of our company, please refer to the disclosure set forth in Item 2.01 of the September Form 8-K, which is incorporated herein by reference.
THE AMENDMENT
     Upon the filing of the Amendment to our Amended and Restated Certificate of Incorporation with the Delaware Secretary of State, our name will change from “clickNsettle.com, Inc.” to “Cardo Medical, Inc.” Our trading symbol is “CKST.OB,” which we expect to change in connection with the name change.
     Our common stock is quoted on the National Association of Securities Dealers, Inc.’s Over-the-Counter Bulletin Board. We intend to apply to have our shares listed on the American Stock Exchange. We cannot ensure that we will be able to satisfy the listing standards of the American Stock Exchange or that our common stock will be accepted for listing.
DELIVERY OF DOCUMENTS TO STOCKHOLDERS SHARING AN ADDRESS
     We are delivering, or making available electronically, this Information Statement to all stockholders of record as of the record date. Stockholders residing in the same household who hold their shares in the name of a bank, broker or other holder of record may receive only one Information Statement if previously notified by their bank, broker or other holder. This process by which only one annual report or proxy statement, as the case may be, is delivered to multiple security holders sharing an address, unless contrary instructions are received from one or more of the security holders, is called “householding.” Householding may provide convenience for stockholders and cost savings for companies. Once begun, householding may continue unless instructions to the contrary are received from one or more of the stockholders within the household.

     Street name stockholders in a single household who received only one copy of the Information Statement may request to receive separate copies in the future by following the instructions provided on the voting instruction form sent to them by their bank, broker or other holder of record. Similarly, street name stockholders who are receiving multiple copies may request that only a single set of materials be sent to them in the future by checking the appropriate box on the voting instruction form. Otherwise, street name stockholders should contact their bank, broker, or other holder.
     COPIES OF THIS INFORMATION STATEMENT, INCLUDING ANY OTHER FILINGS, FINANCIAL STATEMENTS, FINANCIAL STATEMENT SCHEDULES AND EXHIBITS, ARE AVAILABLE PROMPTLY WITHOUT CHARGE BY CALLING (310) 274-2036, OR BY WRITING TO SECRETARY, CARDO MEDICAL, LLC, 8899 BEVERLY BOULEVARD, SUITE 619, LOS ANGELES, CALIFORNIA 90048. If you are receiving multiple copies of this Information Statement, you also may request orally or in writing to receive a single copy of this Information Statement by calling (310) 274-2036, or writing to Secretary, Cardo Medical, LLC, 8899 Beverly Boulevard, Suite 619, Los Angeles, California 90048.
WHERE YOU CAN OBTAIN ADDITIONAL INFORMATION
     We are required to file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission, or SEC. You may read and copy any document we file at the SEC’s public reference rooms at 100 F Street, NE, Washington, D.C. 20549. You also may obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the SEC at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for more information on the operation of the public reference rooms. Copies of our SEC filings are also available to the public from the SEC’s web site at www.sec.gov.

ANNEX A
CERTIFICATE OF AMENDMENT
OF
AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
OF
clickNsettle.com, Inc.
     1. The name of the corporation filing this Certificate of Amendment is clickNsettle.com, Inc. (the “Corporation”). The date of the filing of its original Certificate of Incorporation with the Secretary of State was January 12, 1994 under the name of NAM Corporation.
     2. The Amended and Restated Certificate of Incorporation of the Corporation is amended as follows to change the Corporation’s name:
          “FIRST: The name of the corporation is Cardo Medical, Inc.”
     3. The foregoing amendment was duly adopted by the directors of the Corporation and a majority of the stockholders of the Corporation entitled to vote thereon in accordance with the provisions of Sections 228 and 242 of the General Corporation Law of the State of Delaware.
     IN WITNESS WHEREOF, the undersigned Chief Executive Officer of the Corporation has executed this Certificate of Amendment on behalf of the Corporation on this                      day of October, 2008.

clickNsettle.com, Inc.
By:	/s/
, Chief Executive Officer